Exhibit 24
POWER OF ATTORNEY
     Each of the undersigned officers and/or director of Diebold, Incorporated, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint each of Warren W. Dettinger, Leslie A. Pierce, and Chad F. Hesse with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (1) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933 concerning the Registrant’s Common Shares, par value $1.25 per share, to be offered in connection with the Diebold, Incorporated 401(k) Savings Plan for Puerto Rico Associates (the “Plan”), (2) any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 5th day of August, 2009

Signature	Title

/s/ Thomas W. Swidarski	President, Chief Executive Officer and Director
Thomas W. Swidarski	(Principal Executive Officer)

/s/ Leslie A. Pierce	Vice President, Interim Chief Financial Officer and Controller
Leslie A. Pierce	(Principal Financial and Accounting Officer)

/s/ John N. Lauer	Director
John N. Lauer

/s/ Phillip R. Cox	Director
Phillip R. Cox

/s/ Richard R. Crandall	Director
Richard R. Crandall

/s/ Gale S. Fitzgerald	Director
Gale S. Fitzgerald

/s/ Phillip B. Lassiter	Director
Phillip B. Lassiter

/s/ Eric J. Roorda Eric J. Roorda	Director

/s/ Henry D. G. Wallace	Director
Henry D. G. Wallace

/s/ Alan J. Weber	Director
Alan J. Weber